EXHIBIT 10.34




Law Offices
HOLLAND & KNIGHT

701 Brickell Avenue
Miami, Florida 33131

April 3, 1996

Via Fax No. (212) 308-5945
Alan C. Winick, Esq.
919 Third Avenue
New York, NY  10022

     Re:  Brett Schwebke

Dear Mr. Winick:

     Thank you for your prompt response to my letter of March 29, 1996. As we discussed today, Mr. Brett Schwebke will agree to the following settlement terms:

     1. Mr. Schwebke will tender his resignation to Mako Marine International, Inc. ("MMI") effective March 29, 1996.

     2. MMI pays Mr. Schwebke the total sum of $100,000, payable in sixteen equal monthly installments of $6,250.00 each beginning April 15, 1996. MMI will make each payment to Mr. Schwebke on or before the fifteenth of each month.

     3.   The covenant not to compete shall remain in effect for a period of two
(2) years after the effective date of Mr. Schwebke's resignation, so long as the compensation referred to in paragraph 1 above is timely paid as required by paragraph 1 above as within 5 days after receipt of notice of nonpayment by MMI.

     4. MMI will allow Mr. Schwebke to remove and keep the drafting table (including accompanying stool), and three fish tanks (including the related fish tank equipment and fish tank housing) located in MMI's offices.

     5. The parties will execute mutual releases within 20 days, but Mr. Schwebke's release of MMI will only be as to matters arising from his employment agreement with MMI, and will specifically exclude matters related to Mr. Schwebke's status and/or rights as shareholder of Credit America Venture Capital, Inc.

Alan C. Winick, Esq.
April 3, 1996
Page 2



     This letter is an attempt to amicable resolve a dispute, and as such, this is a confidential settlement communication and its contents are not to be construed as admissions of any kind.

     If MMI agrees with the five numbered terms set forth above, please have Mr. Douglas Baena sign on behalf of MMI on the line provided below and return a signed copy via facsimile to my attention.

                              Sincerely,

                              Holland & Knight

                              Stephen Stallings

                              Stephen S. Stallings


For Mako Marine International, Inc.
by its attorney
Winick & Rich, P.C.
_______________